Exhibit 1.1

Execution Version

PURCHASE AGREEMENT

April 11, 2012

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

As Representative of the Initial Purchasers

Ladies and Gentlemen:

Introductory. Parker Drilling Company, a Delaware corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $125.0 million aggregate principal amount of the Company’s 9 1/8% Senior Notes due 2018 (the “Notes”). Barclays Capital Inc. has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes.

The Notes are to be issued as “Additional Notes” pursuant to, and in accordance with, the provisions of an Indenture, dated as of March 22, 2010 (the “Indenture”), among the Company, the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to an Officers’ Certificate of the Company to be dated as of the Closing Date (as defined below) pursuant to, and in accordance with, Section 2.01 of the Indenture (the “Officers’ Certificate”). Securities (as defined below) will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), among the Company, the Trustee and the Depositary.

The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (as defined below) (the “Registration Rights Agreement”), among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company and the Guarantors may be required to file with the Commission (as defined below), under the circumstances set forth therein, (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Company with terms substantially identical to the Notes (the “Exchange Notes”) and the Guarantees (the “Exchange Guarantees”) to be offered in exchange for the Notes and the Guarantees (the “Exchange Offer”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use its commercially reasonable best efforts to cause such registration statements to be declared effective. All references herein to the Exchange Notes and the Exchange Offer are only applicable if the Company and the Guarantors are in fact required to consummate the Exchange Offer pursuant to the terms of the Registration Rights Agreement.

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by (i) the entities listed on the signature pages hereof as “Guarantors” and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities”; and the Exchange Notes and the Exchange Guarantees attached thereto are herein collectively referred to as the “Exchange Securities.”

As described under the caption “Refinancing Transactions” in the Pricing Disclosure Package and the Final Offering Memorandum, the Company has commenced a tender offer for any and all of the Company’s outstanding 2 1/8% Convertible Senior Notes due 2012 (the “Tender Offer”).

This Agreement, the Indenture, the Securities, the Exchange Securities and the Registration Rights Agreement are referred to in this Agreement collectively as the “Transaction Documents”.

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated April 11, 2012 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated April 11, 2012 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

The Company hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2(d) hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b) No Integration of Offerings or General Solicitation. None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c) Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system within the meaning of Rule 144A.

(d) The Pricing Disclosure Package and Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains or will contain an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.

(e) Company Additional Written Communications. The Company has not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a). Each such communication by the Company or its agents and representatives pursuant to clause (iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or any Company Additional Written Communication.

(f) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Authorization and Execution of Purchase Agreement. The Company has full corporate power and authority to enter into the Transaction Documents and perform its obligations hereunder and thereunder. This Agreement has been duly authorized, executed and delivered by the Company. Each of the Guarantors has all requisite corporate, limited liability or partnership power and authority to enter into the Transaction Documents to which it is party and perform its obligations hereunder and thereunder. This Agreement has been duly authorized, executed and delivered by the Guarantors.

(h) Authorization and Execution of the Officers’ Certificate. The Officers’ Certificate has been duly authorized and, on the Closing Date, will have been duly executed and delivered by the Company.

(i) The Registration Rights Agreement and DTC Agreement. The Registration Rights Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and, assuming due authorization, execution and delivery by the other parties thereto, will constitute a valid and binding agreement of, the Company and the Guarantors, enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification may be limited by applicable law. The DTC Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) Authorization of the Securities and the Exchange Securities. The Notes to be purchased by the Initial Purchasers from the Company will on the Closing Date be in substantially the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture. The Guarantees on the Closing Date and the Exchange Guarantees when the Exchange Notes are issued in accordance with the Indenture and the Registration Rights Agreement will be in substantially the form contemplated by the Indenture and have been duly authorized for issuance pursuant to this Agreement, the Indenture; the Guarantees, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees will constitute valid and binding agreements of the Guarantors; and, when the Exchange Notes have been authenticated in the manner provided for in the Indenture and issued and delivered in accordance with the Registration Rights Agreement, the Exchange Guarantees will constitute valid and binding agreements of the Guarantors, in each case, enforceable against each of the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(k) Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors; the Indenture has been duly executed and delivered by the Company and each of the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a legally valid and binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(l) Description of the Securities and the Indenture. The Securities, the Exchange Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Memorandum.

(m) No Material Adverse Changes. Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in any case otherwise than (i) as set forth or contemplated in the Pricing Disclosure Package and the Final Offering Memorandum (in each case exclusive of any amendment or supplement thereto) or (ii) that would not, individually or in the aggregate, result in a Material Adverse Effect; and, since the respective dates as of which information is given in the Pricing Disclosure Package and the Final Offering Memorandum (in each case exclusive of any amendment or supplement thereto), there has not been any change in the capital stock (except for issuances of common stock pursuant to employee benefit plans or upon exercise of options or convertible securities outstanding on such date) or material increase in the long-term debt of the Company or any of its subsidiaries considered as a whole or any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in or affecting the financial condition, results of operations, business, properties or operations of the Company and its subsidiaries, taken as a whole (any such change or development, a “Material Adverse Change”), otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Final Offering Memorandum.

(n) Current Independent Accountants. KPMG LLP is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the rules and regulations of the Commission under the Securities Act and Exchange Act.

(o) Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum present fairly in all material respects the financial condition, results of operations, changes in financial position and cash flows of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Summary–Summary Consolidated Financial and Other Data” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Pricing Disclosure Package and the Final Offering Memorandum. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The statistical and market-related data and forward-looking statements included in the Pricing Disclosure Package and the Final Offering Memorandum are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate in all material respects or represent their good faith estimates that are made on the basis of data derived from such sources.

(p) Incorporation and Good Standing. Each of the Company and its Significant Subsidiaries as defined by Rule 1-02 of Regulation S-X (the “Significant Subsidiaries”) has been duly incorporated, formed or organized, as the case may be, and is validly existing as a corporation or other applicable legal entity, as the case may be, in good standing under the laws of its jurisdiction of incorporation, formation or organization, is duly qualified to do business and is in good standing (to the extent such qualification exists) under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has full power and authority necessary to own, lease or hold its properties and to conduct the businesses in which it is engaged except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business, properties or operations of the Company and its subsidiaries, taken as a whole, or the authority or the ability of the Company to perform its obligations under this Agreement (a “Material Adverse Effect”). The entities listed on Schedule B attached hereto are the only Significant Subsidiaries of the Company.

(q) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Pricing Disclosure Package and the Final Offering Memorandum or upon exercise of outstanding options, warrants, or rights described in the Pricing Disclosure Package and the Final Offering Memorandum, as the case may be). All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock, ownership interests or partnership interests, as the case may be, of each Significant Subsidiary have been duly authorized and validly issued and, in the case of capital stock, are fully paid and non-assessable and (except for director’s qualifying shares, if any, or as otherwise disclosed or contemplated in the Pricing Disclosure Package and Final Offering Memorandum and for pledges in favor of the lenders under the Credit Agreement dated May 15, 2008, as amended, restated, supplemented or otherwise modified, by and among the Company as Borrower, Bank of America, N.A., as Administrative Agent, the lenders from time to time party thereto and the other persons from time to time party thereto) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, claims or adverse interests.

(r) Non-contravention. The execution, delivery and performance of the Transaction Documents by the Company and its subsidiaries (to the extent a party thereto), the execution and delivery of the Officers’ Certificate, the consummation of the transactions contemplated by the Transaction Documents, the consummation of the Tender Offer and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Pricing Disclosure Package and the Final Offering Memorandum will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) violate the charter, by-laws or other constitutive documents of the Company or any of its subsidiaries, (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, (iv) result in the imposition or creation of (or the obligation to create or impose) a material lien, encumbrance, equity, claim or adverse interest under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets is bound, or (v) result in the suspension, termination or revocation of any Material Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Material Authorization, other than in the case of clauses (i), (iii), (iv) and (v) for such conflicts, breaches, violations, defaults, suspensions, terminations, revocations or impairments that would not have a Material Adverse Effect.

(s) No Authorization or Approval. No consent, approval, authorization, order, filing, registration or qualification of or with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of the Transaction Documents by the Company and its subsidiaries (to the extent a party thereto), the execution and delivery of the Officers’ Certificate, the consummation of the transactions contemplated by the Transaction Documents, the consummation of the Tender Offer and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Final Offering Memorandum, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required (A) under state securities or Blue Sky laws in connection with the purchase and sale of the Securities by the Initial Purchasers, (B) those which have been made or obtained, as applicable, (C) filings with the Commission pursuant to Rule 13e-4 under the Exchange Act and current and periodic reporting obligations under the Exchange Act; and (D) pursuant to the Registration Rights Agreement.

(t) Accounting Controls. Each of the Company and its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(u) Absence of Certain Changes. Since the date as of which information is given in the Pricing Disclosure Package and except as may otherwise be disclosed or contemplated in the Pricing Disclosure Package and the Final Offering Memorandum, neither the Company nor any of its Significant Subsidiaries has (i) issued or granted any securities (except for grants of options to purchase common stock pursuant to employee benefit plans and for issuances of common stock pursuant to employee benefit plans or upon exercise of options or convertible securities outstanding on such date), (ii) incurred any liability or obligation, indirect, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction or agreement not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock (except for dividends or distributions paid or made to the Company or any of its subsidiaries by their respective subsidiaries).

(v) No Default; Compliance with law. Except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, none of the Company or any of its subsidiaries (i) is in violation of its charter, by-laws or other constitutive documents, (ii) is in default, and, no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii) for such violations, defaults and failures which would not have a Material Adverse Effect.

(w) Property. The Company and its subsidiaries have good title to all real property and personal property owned by them, in each case free and clear of all liens, encumbrances, equities or claims except such as are described or contemplated in the Pricing Disclosure Package and the Final Offering Memorandum or would not, individually or in the aggregate, have a Material Adverse Effect and do not materially interfere with the use made or to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid and enforceable leases, with no exceptions that would materially interfere with the use made or to be made of such property and buildings by the Company and its subsidiaries.

(x) Licenses and Consents. Except as set forth or contemplated in the Pricing Disclosure Package and the Final Offering Memorandum, each of the Company and the subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities (whether domestic or foreign) and self regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable environmental law, ordinance, rule, regulation, order, judgment, decree or permit, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, individually or in the aggregate, have a Material Adverse Effect (each such Authorization, a “Material Authorization”); each Material Authorization is valid and in full force and effect and each of the Company and the subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Material Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Material Authorization, except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, individually or in the aggregate, have a Material Adverse Effect.

(y) Insurance. Except as described in the Pricing Disclosure Package and the Final Offering Memorandum, the Company and its subsidiaries carry or are covered by insurance by recognized, financially sound and reputable institutions in such amounts and covering such risks as is customary for companies engaged in similar businesses. In the Company’s judgment, such insurance insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses. The Company and its subsidiaries are in compliance with the term of such policies and instruments in all material respects. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(z) Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of infringement of or conflict with asserted rights of others with respect to, any of such intellectual property that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(aa) Legal Proceedings. Except as set forth in the Pricing Disclosure Package and the Final Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that if determined adversely to the Company and its subsidiaries would, individually or in the aggregate, have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.

(bb) Labor Disturbance. No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(cc) No Unlawful Payments. Except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any affiliate, director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(dd) ERISA. Each “employee benefit plan” as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), as to which the Company or any of its subsidiaries is the plan sponsor, is in compliance in all material respects with all applicable provisions of ERISA and the U.S. Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), each such “employee benefit plan” has been established and administered in all material respects in accordance with its terms and each of the Company and its subsidiaries is in compliance in all material respects with its obligations under ERISA and the Code with respect to each such “employee benefit plan;” no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred with respect to any “employee benefit plan” for which the Company or any of its subsidiaries is the plan sponsor, except as would not, individually or in the aggregate, result in a Material Adverse Effect; each of the Company and its subsidiaries has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or complete or partial withdrawal from, any “employee benefit plan” or (ii) Section 412, 4971 or 4975 of the Code; and each “employee benefit plan” for which the Company or any of its subsidiaries is the plan sponsor that is intended to be qualified under Section 401(a) of the Code is so qualified in all respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except as would not, individually or in the aggregate, result in a Material Adverse Effect.

(ee) Tax. Each of the Company and its subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date hereof other than such returns for which the failure to file would not, individually or in the aggregate, result in a Material Adverse Effect and has paid all taxes shown to be due thereon, except those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both (i) and (ii), adequate reserves have been established on the books and records of the Company or its subsidiaries in accordance with generally accepted accounting principles. Except as disclosed or contemplated in the Pricing Disclosure Package and the Final Offering Memorandum, no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect.

(ff) Environmental laws. Except as disclosed or contemplated in the Pricing Disclosure Package and the Final Offering Memorandum, there has been no violation by the Company or any of its subsidiaries of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit relating to the protection of natural resources, human health or the environment (“Environmental Law”) or storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes, hazardous substances or any other material that is regulated under, or that could result in the imposition of liability under, any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, petroleum and petroleum products (collectively, “Hazardous Substances”), by the Company or any of its subsidiaries

(or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned, leased or operated by the Company or its subsidiaries in violation of any Environmental Law or which would require remedial action under any Environmental Law or which would otherwise result in liability under any Environmental Law, except for any violation, remedial action or liability which would not have, individually or in the aggregate with all such violations, remedial actions and liabilities, a Material Adverse Effect; except as disclosed or contemplated in the Pricing Disclosure Package and the Final Offering Memorandum, there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any Hazardous Substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumping and releases, a Material Adverse Effect; except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, there is no claim by any governmental agency or body against the Company or any of its subsidiaries under any Environmental Law that the Company believes may result in a fine or other monetary sanction of $100,000 or more; and except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, no material expenditures by the Company or any of its subsidiaries are anticipated in order to maintain compliance with any Environmental Law.

(gg) Review of Environmental Laws. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(hh) Material Contracts. There is no material contract which would be required by the Securities Act to be disclosed in a registration statement on Form S-3 which is not so disclosed in the Pricing Disclosure Package and the Final Offering Memorandum (in each case, including documents incorporated by reference thereto).

(ii) Related Party Transactions. Except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, no material relationship, direct or indirect, exists between or among the Company and its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company and its subsidiaries, on the other hand, which would be required to be described in a registration statement on Form S-3 which is not so disclosed in the Pricing Disclosure Package and the Final Offering Memorandum (in each case, including documents incorporated by reference thereto).

(jj) Industry Data. The industry data and estimates included in the Pricing Disclosure Package and the Final Offering Memorandum are based on or derived from sources that the Company believes to be reliable or represent the Company’s good faith estimates based on data derived from such sources.

(kk) Disclosure Controls. (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer, or persons performing similar functions, by others within those entities; (B) have been evaluated for effectiveness as of the end of the Company’s most recent fiscal quarter; (C) are effective in all material respects to perform the functions for which they were established; and (D provide reasonable assurance that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (A) any significant deficiency or material weakness in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(iii) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(iv) There is and has been no failure on the part of the Company and its subsidiaries and, to the knowledge of the Company, any of the Company’s and its subsidiaries directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (collectively, the “Sarbanes-Oxley Act”).

(ll) Regulations T, U, X. Neither the Company nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(mm) Distributions from Subsidiaries. Except as disclosed or contemplated in the Pricing Disclosure Package and the Final Offering Memorandum and except with respect to ParkerSMNG Drilling Limited Liability Company, SaiPar Drilling Company

B.V. and Primorsky Drill Rig Services B.V., none of the Company’s subsidiaries is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(nn) Stabilization. The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(oo) Integration. The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission.

(pp) Investment Company. Neither the Company nor any subsidiary is, and as of the Closing Date (defined below) and, after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package and the Final Offering Memorandum, none of them will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended (the “1940 Act”).

(qq) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(rr) OFAC. (i) Except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has received any penalties or is currently subject to any investigations or enforcement actions by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or is on OFAC’s list of Specially Designated Nationals;

(ii) the Company has ceased all activities identified as potential violations of OFAC economic sanctions programs in the Company’s self-disclosure to OFAC dated August 3, 2009;

(iii) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, has been or is now (except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum) engaged in or facilitated, and will not knowingly engage in or facilitate, and will use its best efforts to avoid engaging in or facilitating, any activities or unauthorized transactions (including, but not limited to, leases of its rigs for use) in violation of the regulations administered by OFAC; and

(iv) the Company will not use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating activities, or dealings with any person, that would result in a violation of the regulations administered by OFAC.

(ss) Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities that have not been paid.

(tt) Company Disclosures. The statements in the Pricing Disclosure Package and the Final Offering Memorandum under the headings “Description of the Notes,” “The Concurrent Transactions,” “Description of Certain Indebtedness,” “Certain United States Federal Income Tax Considerations” and “Plan of Distribution,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(uu) Ratio of Earnings to Fixed Charges. The Company’s ratios of earnings to fixed charges set forth in the Pricing Disclosure Package and the Final Offering Memorandum and in the documents incorporated by reference therein have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

(vv) Regulation S. The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902. The Company is a “reporting issuer” as defined in Rule 902 under the Securities Act.

Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to each Initial Purchaser as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. Each of the Company and the Guarantors agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company and the Guarantors the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 101.75% of the aggregate principal amount thereof, plus accrued interest from April 1, 2012, payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, herein set forth.

(b) The Closing Date. Delivery of certificates for the Securities to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, 10017 (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York City time, on April 25, 2012, or such other time and date as the Representative shall designate by notice to the Company and which the Company agrees to (such agreement not to be unreasonably withheld) (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 16 hereof.

(c) Delivery of the Securities. On the Closing Date, the Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Initial Purchasers one or more certificates in global form representing the Securities against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor to the account specified by the Company prior to the Closing Date. The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in Houston, Texas, as the Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that:

(i) it will offer and sell Securities only (a) to persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement;

(ii) it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and

(iii) it will not offer or sell Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

SECTION 3. Additional Covenants. Each of the Company and the Guarantors further covenants and agrees with each Initial Purchaser as follows:

(a) Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. The Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement. The Company will not amend or supplement (other than amendments or supplements as a result of any filings by the Company under the Exchange Act, including without limitation, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) the Final Offering Memorandum prior to the Closing Date unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement at least two business days prior to the proposed use or filing, and shall not have reasonably objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company will furnish to the Representative a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representative reasonably objects.

(b) Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Company and the Guarantors will promptly notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers (it being agreed that the Representative shall notify the Company if it has not completed the placement of the Securities prior to the Closing Date), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading,or if in the judgment of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company and the Guarantors agree to promptly prepare (subject to Section 3 hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, amendment or supplement referred to in this Section 3.

(c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d) Blue Sky Compliance. Each of the Company and the Guarantors shall cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. None of the Company or any of the Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f) The Depositary. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g) Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange (“NYSE”) all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).

(h) Agreement Not To Offer or Sell Additional Securities. During the period of 45 days following the date hereof, the Company will not, without the prior written consent of Barclays Capital Inc. (which consent may be withheld at the sole discretion of Barclays Capital Inc.), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement and to register the Exchange Securities).

(i) Future Reports to the Initial Purchasers. At any time when the Company is not subject to Section 13 or 15 of the Exchange Act and any Securities or Exchange Securities remain outstanding, the Company will furnish to the Representative and, upon request, to each of the other Initial Purchasers: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the Financial Industry Regulatory Authority (“FINRA”) or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities), if, in each case, such documents are not filed with the Commission within the time periods specified by the Commission’s rules and regulations under Section 13 or 15 of the Exchange Act.

(j) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(k) No General Solicitation or Directed Selling Efforts. The Company agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(l) No Restricted Resales. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes that have been reacquired by any of them.

(m) Legended Securities. Each global certificate representing a Security will bear the legend contained in “Notice to Investors” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

Barclays Capital Inc., the Representative on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. Each of the Company and the Guarantors agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, the Securities and the other Transaction Documents, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchasers including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies, (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement and (ix) all expenses incident to the “road show” for the offering of the Securities, including the cost of any airplane or other transportation. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letters. On the date hereof, the Initial Purchasers shall have received from KPMG LLP, the independent registered public accounting firm for the Company, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, covering the financial information in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from KPMG LLP, a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 5 days prior to the Closing Date.

(b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Representative there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3 of the Exchange Act.

(c) Opinion of Counsel for the Company. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Baker Botts L.L.P., counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A, the favorable opinion of Jon-Al Duplantier, general counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B, the favorable opinion of Conner & Winters, LLP, special Oklahoma counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit C, and the favorable opinion of, Greenberg Traurig, special Nevada counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit D.

(d) Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e) Officers’ Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) the Company and the Guarantors have complied in all material respects with all the agreements hereunder and satisfied all the conditions hereof on its part to be performed or satisfied at or prior to the Closing Date.

(f) Registration Rights Agreement; Officers’ Certificate. The Company and the Guarantors shall have executed and delivered the Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received such executed counterparts. Authorized officers of the Company shall have executed the Officers’ Certificate in accordance with the Indenture and the Initial Purchasers shall have received executed copies thereof.

(g) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5 or 10(i) hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a) Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b) The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the legend contained in “Transfer Restrictions” in the Preliminary Offering Memorandum.

(d) Each of the Initial Purchasers represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company and the Guarantors; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security other than by or on behalf of such Initial Purchasers.

SECTION 8. Indemnification.

(a) Indemnification of the Initial Purchasers. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), (ii) the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Guarantors will not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct); and to reimburse each Initial Purchaser and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Barclays Capital Inc.) as such expenses are reasonably incurred by such Initial Purchaser or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective directors, officers and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise

(including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use therein; and to reimburse the Company, any Guarantor and each such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the 9th paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party hereunder for contribution or otherwise than under the indemnity agreement contained in this Section 8, except to the extent it is materially prejudiced (through the forfeiture of substantive rights and defenses) as a result of such failure and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party otherwise than under the provisions of this Section 8 and Section 9. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), approved by the indemnifying party (Barclays Capital Inc. in the case of Sections 8(b) and 9 hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE; (ii) trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (iii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; (v) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (vi) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company or any Guarantor to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Company, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, any Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Facsimile: 212-519-1921

Attention: Syndicate Registration

with a copy to (which copy shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10010

Facsimile: 212-455-2502

Attention: Andrew Keller, Esq.

If to the Company or the Guarantors:

Parker Drilling Company

5 Greenway Plaza, Suite 100

Houston, Texas 77046

Facsimile: 281-406-2331

Attention: Chief Financial Officer

with a copy to (which copy shall not constitute notice):

Baker Botts L.L.P

One Shell Plaza

Houston, Texas 77002

Facsimile: 713-229-6107

Attention: Kelly Brunetti Rose, Esq.

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14. Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by Barclays Capital Inc. on behalf of the Initial Purchasers, and any such action taken by Barclays Capital Inc, shall be binding upon the Initial Purchasers.

SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

SECTION 17. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17. Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 18. No Advisory or Fiduciary Responsibility. Each of the Company and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, and the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company and the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship;

and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

PARKER DRILLING COMPANY

By:	/s/ David W. Tucker
	Name:	David W. Tucker
	Title:	Treasurer

GUARANTORS:

ANACHORETA, INC.
PARDRIL, INC.
PARKER AVIATION INC.
PARKER DRILLING ARCTIC OPERATING, INC.
PARKER DRILLING COMPANY NORTH AMERICA, INC.
PARKER DRILLING COMPANY OF NIGER
PARKER DRILLING COMPANY OF OKLAHOMA, INCORPORATED
PARKER DRILLING COMPANY OF SOUTH AMERICA, INC.
PARKER DRILLING OFFSHORE CORPORATION
PARKER DRILLING OFFSHORE USA, L.L.C.
PARKER NORTH AMERICA OPERATIONS, INC.
PARKER TECHNOLOGY, INC.
PARKER TECHNOLOGY, L.L.C.
PARKER TOOLS, LLC
PARKER USA RESOURCES, LLC
PARKER-VSE, INC.
QUAIL USA, LLC

By:	/s/ David W. Tucker
	Name:	David W. Tucker
	Title:	Vice President and Treasurer

PARKER DRILLING MANAGEMENT SERVICES, INC.

By:	/s/ David W. Tucker
	Name:	David W. Tucker
	Title:	Vice President and Treasurer

PD MANAGEMENT RESOURCES, L.P.

By:	Parker Drilling Management Services, Inc., its General Partner

	By:	/s/ David W. Tucker
		Name:	David W. Tucker
		Title:	Vice President and Treasurer

QUAIL TOOLS, L.P.

By:	Quail USA, LLC, its General Partner

	By:	/s/ David W. Tucker
		Name:	David W. Tucker
		Title:	Vice President and Treasurer

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BARCLAYS CAPITAL INC.,
Acting on behalf of itself
and as the Representative of
the several Initial Purchasers

By:		Barclays Capital Inc.

	By:	/s/ Paul Cugno
		Name:	Paul Cugno
		Title:	Managing Director

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
Barclays Capital Inc.	$50,000,000
RBS Securities Inc.	21,875,000
Wells Fargo Securities, LLC	21,875,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	12,500,000
Deutsche Bank Securities Inc.	6,250,000
HSBC Securities (USA) Inc.	6,250,000
Natixis Securities Americas LLC	6,250,000
Total	$125,000,000

1

SCHEDULE B

Significant Subsidiaries

PARKER DRILLING COMPANY INTERNATIONAL LIMITED

PARKER DRILLING OFFSHORE USA, L.L.C.

PARKER NORTH AMERICA OPERATIONS, INC.

QUAIL TOOLS, L.P.

PARKER DRILLING COMPANY EASTERN HEMISPHERE, LTD.

PARKER TECHNOLOGY, INC.

PARKER DRILLING NETHERLAND B.V.

PARKER DRILLING RUSSIA B.V.

PARKER DRILLING INTERNATIONAL HOLDING COMPANY, LLC

2

EXHIBIT A

[Form of Baker Botts L.L.P. Opinion]

1.	Each of the Company and the Delaware Guarantor is a corporation validly existing corporation in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum and to execute and deliver the Purchase Agreement, the Indenture, the Officers’ Certificate and the Securities and to consummate the transactions contemplated thereby.

2.	The Indenture has been duly authorized, executed and delivered by each of the Company and the Delaware Guarantor and, assuming the due authorization, execution and delivery thereof by the Trustee and each of the Guarantors (other than the Delaware Guarantor), constitutes a valid and binding agreement of each of the Company and the Delaware Guarantor, enforceable against each of the Company and the Delaware Guarantor in accordance with its terms.

3.	The Officers’ Certificate has been duly authorized, executed and delivered by the Company.

4.	The Notes have been duly authorized and executed by the Company and, when authenticated by the Trustee and issued and delivered in the manner provided in the Indenture and the Purchase Agreement against payment of the consideration thereof, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits provided by the Indenture.

5.	The Exchange Notes (have been duly authorized by the Company and the Exchange Guarantee by the Delaware Guarantor has been duly authorized by the Delaware Guarantor.

6.	The Guarantee by the Delaware Guarantor has been duly authorized by the Delaware Guarantor.

7.	The Purchase Agreement has been duly authorized, executed and delivered by the Company and the Delaware Guarantor.

8.	The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Company and the Delaware Guarantor and, assuming the due authorization, execution and delivery by you and each of the Guarantors (other than the Delaware Guarantor), constitutes a valid and binding agreement of each of the Company and the Delaware Guarantor, enforceable against each of the Company and the Delaware Guarantor in accordance with its terms.

9.	No consent, approval, authorization or order of, or filing or registration with, any U.S. federal, Delaware, New York or Texas governmental authority or agency having jurisdiction over the Company or the Delaware Guarantor or, to our knowledge, any U.S. federal, Delaware, New York or Texas court, is required to be obtained or made that has not been obtained or made by the Company or the Delaware Guarantor for the execution and delivery by each of the Company or the Delaware Guarantor of the Transaction Documents to which it is a party, the execution and delivery of the Officers’ Certificate, the consummation by the Company or the Delaware Guarantor of the transactions contemplated by the Transaction Documents or the consummation of the Tender Offer, except (A) with respect to the Registration Rights Agreement and the transactions contemplated thereunder, the filing of one or more registration statements by the Company and the Guarantors with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), an order by the Commission declaring each such registration statement effective and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (B) as may be required under state securities or “blue sky” laws; (C) those which have been made or obtained, as applicable; and (D) filings with the Commission pursuant to Rule 13e-4 under the Exchange Act and current and periodic reporting obligations under the Exchange Act; provided that such counsel may state that they are not, in this paragraph 9, opining on whether registration of the Notes or the Guarantees under the Securities Act or qualification of the Indenture under the Trust Indenture Act is required for (i) the offer and sale of the Notes by the Company to you and (ii) the initial resale of the Notes by you (such opinion to be covered exclusively by paragraph 11 below).

10.	The authorization, execution and delivery by each of the Company and the Delaware Guarantor of the Transaction Documents to which it is a party, the performance by it of the obligations contemplated thereby, the authorization, execution and delivery of the Officers’ Certificate, and the consummation of the Tender Offer will not, (i) violate the Certificate of Incorporation or Bylaws, of the Company or the Delaware Guarantor; (ii) violate or result in a default under or breach of the Credit Agreement or any of the agreements listed on Schedule II hereto or (iii) violate any applicable provisions of existing U.S. federal law, the laws of the State of Texas, the laws of the State of New York or the General Corporation Law of the State of Delaware, except in the case of (ii) or (iii) where such violations, defaults and breaches would not, individually or in the aggregate, have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries and other consolidated entities, taken as a whole.

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11.	Assuming the accuracy of the representations and warranties of the Company, the Guarantors and you in the Purchase Agreement and the due performance by the Company, the Guarantors and you of the agreements and undertakings contained therein, neither registration of the Notes or the Guarantees under the Securities Act nor qualification of the Indenture under the Trust Indenture Act is required for (i) the offer and sale of the Notes by the Company to you and (ii) the initial resale of the Notes by you, in each case in the manner contemplated by the Purchase Agreement, the Pricing Disclosure Package and the Final Offering Memorandum. We express no opinion, however, as to when or under what circumstances any Notes sold by you may be reoffered or resold.

12.	The Company is not and, after giving effect to the issuance of the Notes and the application of the proceeds from their sale as described in the Pricing Disclosure Package and the Final Offering Memorandum, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

13.	The statements set forth in the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Description of the Notes” and “Description of Certain Indebtedness”, insofar as they purport to constitute summaries of the documents described therein, constitute accurate summaries of such documents in all material respects; and the statements made in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects, subject in each case to the assumptions and qualifications set forth therein.

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We have reviewed the Pricing Disclosure Package and the Final Offering Memorandum and have participated in conferences with officers and other representatives of the Company and the Guarantors, with representatives of the Company’s independent registered public accounting firm and with your representatives and your counsel, at which the contents of the Pricing Disclosure Package, the Final Offering Memorandum and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Pricing Disclosure Package or the Final Offering Memorandum, and we have not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Pricing Disclosure Package and the Final Offering Memorandum involve matters of a non-legal nature. Accordingly, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements included in the Pricing Disclosure Package and the Final Offering Memorandum (except to the extent stated in paragraph 12 above). Subject to the foregoing, and on the basis of the information we gained in the course of performing the services referred to above, we advise you that nothing came to our attention that caused us to believe that:

(1) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(2) the Final Offering Memorandum, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case we have not been asked to, and do not, express any belief with respect to (a) the financial statements and other financial or accounting information contained or included or incorporated by reference therein or omitted therefrom, or (b) the representations and warranties included and other statements of fact contained in the exhibits to documents incorporated by reference therein.

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EXHIBIT B

April [—], 2012

Barclays Capital Inc.

As representative of the several initial purchasers named on Schedule I hereto

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

I am the Vice President and General Counsel of Parker Drilling Company, a Delaware corporation (the “Company”), and in such capacity I have advised the Company in connection with the purchase today by the several initial purchasers named therein (the “Initial Purchasers”), for whom you are acting as representative, pursuant to the Purchase Agreement, dated as of April [—], 2012 (the “Purchase Agreement”), among the Company, the subsidiaries of the Company listed on Schedule II hereto (the “Guarantors”) and you, of $[—] aggregate principal amount of the Company’s 9 1/8% Senior Notes due 2018 (the “Notes”), guaranteed as to payment of principal, premium, if any, and interest by the Guarantors (the “Guarantees). The Notes are issued pursuant to an Indenture dated as of March 22, 2010 (the “Indenture”) among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), relating to the Notes and the Guarantees. Certain terms of the Notes were established pursuant to an Officers’ Certificate of the Company, dated as of April [—], 2012, pursuant to, and in accordance with, Section 2.01 of the Indenture (the “Officers’ Certificate”). I have been requested by the Company to furnish this opinion to you pursuant to Section 5(c) of the Purchase Agreement.

In connection with the opinion set forth below, I have examined copies of (i) the preliminary offering memorandum, dated April [—], 2012 (the “Preliminary Offering Memorandum”), (ii) the pricing supplement dated April [—], 2012 (the “Pricing Supplement” and together with the Preliminary Offering Memorandum, the “Pricing Disclosure Package”), (iii) the Final Offering Memorandum, dated April [—], 2012 (the “Final Offering Memorandum”), (iv) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 as filed under the Securities Exchange Act of 1934, as amended and incorporated by reference into the Pricing Disclosure Package and Final Offering Memorandum; (v) the Purchase Agreement; (vi) the Indenture;

(vii) the Officers’ Certificate; (viii) the Registration Rights Agreement, dated as of April [—], 2012 (the “Registration Rights Agreement”), among the Company, the Guarantors and you; (viii) the Credit Agreement dated May 15, 2008 by and among the Company as Borrower, Bank of America, N.A., as Administrative Agent, the lenders from time to time party thereto and the other persons from time to time party thereto as amended on April 1, 2011 (the “Credit Agreement”); (ix) the Certificate of Incorporation and Bylaws of the Company, each as amended to the date hereof; and (x) certain resolutions of the Board of Directors of the Company. I also have made such investigations of law and examined originals or copies of such other documents and records as I have deemed necessary and relevant as a basis for the opinion hereinafter expressed. With your approval, I have relied as to certain matters of fact on information obtained from public officials, officers of the Company and other sources believed by me to be reliable. In the course of the foregoing investigations and examinations, I assumed (i) the genuineness of all signatures on, and the authenticity of, all documents and records submitted to me as originals and the conformity to original documents and records of all documents and records submitted to me as copies; (ii) the truthfulness of all statements of fact set forth in the documents and records examined by me; (iii) the due authorization, execution and delivery by the parties thereto (other than the Company) of all documents and instruments examined by me; and (iv) that, to the extent such documents and instruments purport to constitute agreements of such parties, they constitute valid, binding and enforceable obligations of such parties.

Based on the foregoing and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as I deem relevant, I am of the opinion that:

1.	The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined in the Purchase Agreement).

2.	Each significant subsidiary (as defined by Rule 1-02 of Regulation S-X) (each a “Significant Subsidiary”) of the Company (other than Parker Drilling Netherland B.V. and Parker Drilling Russia B.V.) is duly qualified as a foreign corporation or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

3.	To my knowledge, after reasonable investigation, all of the issued shares of capital stock, ownership interests or partnership interests, as the case may be, of each Significant Subsidiary are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, claims or adverse interests (except as otherwise disclosed or contemplated in the Pricing Disclosure Package and the Final Offering Memorandum and for pledges in favor of the lenders under the Credit Agreement).

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4.	The issuance of the Notes and Exchange Notes in accordance with the Indenture and the sale of the Notes by the Company to you pursuant to the Purchase Agreement do not, and the authorization, execution and delivery of, and the performance by, the Company of its obligations, if any, under the Notes, Exchange Notes, the Indenture, the Officers’ Certificate, the Registration Rights Agreement and the Purchase Agreement will not, (i) result in the imposition or creation of (or the obligation to create or impose) a material lien, encumbrance, equity, claim or adverse interest under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets is bound, other than such as would not reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement); or (ii) result in the suspension, termination or revocation of any Material Authorization (as defined in the Purchase Agreement) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Material Authorization.

5.	To my knowledge, there are no contracts, agreements or understandings between the Company or any Guarantor, on the one hand, and any person, on the other hand, granting such person the right to require the Company or any Guarantor, as the case may be, to file a registration statement under the Securities Act with respect to any securities of the Company or any Guarantor owned or to be owned by such person and to require the Company or any Guarantor to include such securities in the securities registered pursuant to any registration statement filed in connection with the Exchange Securities (as defined in the Registration Rights Agreement) or in any securities being registered pursuant to any other registration statement filed by the Company or any Guarantor under the Securities Act.

6.	The Company’s authorized capital stock is as set forth in the Pricing Disclosure Package and the Final Offering Memorandum.

7.	To my knowledge, there are no contracts or other documents that would be required to be described in the Pricing Disclosure Package or the Final Offering Memorandum if the Pricing Disclosure Package or the Final Offering Memorandum were a prospectus included in a registration statement on Form S-3 that have not been so described therein.

8.	To my knowledge, after reasonable investigation, except as set forth in the Pricing Disclosure Package and the Final Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that if determined adversely to the Company and its subsidiaries could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement); and to my knowledge, no such proceedings are threatened by governmental authorities or others.

The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware and the relevant Federal law of the United States of America. I express no opinion with respect to the state securities or blue sky laws of any jurisdiction or with respect to the law of any other jurisdiction. I am not admitted to the practice of law in the State of Delaware. I also express no opinion with respect to the anti-fraud provisions of the federal securities laws.

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I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package or the Final Offering Memorandum and I have not independently verified the accuracy, completeness or fairness of such statements. I have, however, participated in conferences with other officers of the Company, its independent registered public accounting firm, your representatives and your counsel at which the contents of the Pricing Disclosure Package and the Final Offering Memorandum and related matters were discussed. Based upon such participation, I advise you that no facts have come to my attention that have caused me to believe that the (i) the Final Offering Memorandum (except for the financial statements, schedules and related data and other financial or accounting data, as to which I have not been asked to comment), as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Pricing Disclosure Package (except for the financial statements, schedules and related data and other financial or accounting data, as to which I have not been asked to comment), as of [—] pm, New York City time, on April [—], 2012, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

This opinion is solely for the Initial Purchasers’ benefit, in their capacity as the Initial Purchasers of the Notes, pursuant to Section 5(c) of the Purchase Agreement, and may not be used or relied upon by them in any other capacity or for any other purpose and may not be used or relied upon for any purpose by any other person or entity without my express prior written authorization. Except for the use permitted herein, this opinion may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without my express prior written authorization.

The opinion expressed herein is not an opinion with respect to matters of fact or a guarantee and should not be construed or relied upon as such. The opinion expressed herein is as of the date hereof, and I expressly disclaim any responsibility to update my opinion after the date hereof. This opinion is strictly limited to the matters stated herein, and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

Very truly yours,

Jon-Al Duplantier

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Schedule I

Barclays Capital Inc.

RBS Securities Inc.

Wells Fargo Securities, LLC.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Natixis Securities Americas LLC

Schedule II

1. Anachoreta, Inc.

2. Pardril, Inc.

3. Parker Aviation Inc.

4. Parker Drilling Arctic Operating, Inc.

5. Parker Drilling Company North America, Inc.

6. Parker Drilling Company of Niger

7. Parker Drilling Company of Oklahoma, Incorporated

8. Parker Drilling Company of South America, Inc.

9. Parker Drilling Management Services, Inc.

10. Parker Drilling Offshore Corporation

11. Parker Drilling Offshore USA, L.L.C.

12. Parker North America Operations, Inc.

13. PARKER TECHNOLOGY, INC.

14. Parker Technology, L.L.C.

15. Parker Tools, LLC

16. Parker USA Resources, LLC

17. Parker-VSE, Inc.

18. PD Management Resources, L.P.

19. Quail Tools, L.P.

20. Quail USA, LLC

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EXHIBIT C

April [—], 2012

Barclays Capital Inc.

for itself and as representative of the Initial Purchasers

under the Purchase Agreement referred to below

Re:	Parker Drilling Company

Ladies and Gentlemen:

We have acted as Oklahoma counsel to the subsidiaries of Parker Drilling Company, a Delaware corporation (the “Company”), listed on Annex 1 attached hereto (the “Oklahoma Guarantors”) in connection with the closing of the transactions contemplated by that certain Purchase Agreement, dated as of April [—], 2012 (the “Purchase Agreement”), among the Company, the subsidiaries of the Company (including the Oklahoma Guarantors) parties thereto as Guarantors, and Barclays Capital Inc., for itself and as representative of the Initial Purchasers (as therein defined). This opinion is delivered to you pursuant to Section 5(c) of the Purchase Agreement.

Capitalized terms used herein and not otherwise defined herein have the respective meanings assigned to them in the Purchase Agreement.

In connection with the opinions and statements expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of each of the following documents (collectively, the “Transaction Documents”):

1.	the Purchase Agreement;

2.	the Indenture, including the form of Note annexed thereto;

3.	the Officers’ Certificate;

4.	the Guarantees;

5.	the Registration Rights Agreement;

6.	the Pricing Disclosure Package; and

7.	the Final Offering Memorandum.

We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the articles or certificate of incorporation, articles of organization or certificate of limited partnership, as the case may be, and the bylaws, operating agreement or limited partnership agreement, as the case may be, of each of the Oklahoma Guarantors, each as amended and in effect on the date hereof (collectively, the “Organic

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Documents”), (ii) a certificate of good standing for each of the Oklahoma Guarantors issued April [—], 2012, by the Oklahoma Secretary of State (collectively, the “Good Standing Certificates”), (iii) resolutions adopted by the Board of Directors or other governing body of each of the Oklahoma Guarantors (or of its manager or general partner), (iv) an officer’s certificate delivered on behalf of each of the Oklahoma Guarantors by its secretary or assistant secretary or by a secretary, assistant secretary or other responsible officer of its manager or general partner (collectively, the “Opinion Certificates”), and (v) an on-line search conducted by a legal assistant of this firm on April __, 2012, of the website maintained by the office of the Oklahoma Secretary of State with respect to the existence and good standing of each of the Oklahoma Guarantors. Due to the limited scope of our engagement and of this opinion, we have not examined any other documents or instruments, nor have we conducted any factual investigation of any matter. We have relied, without independent investigation, as to factual matters on the representations and warranties contained in the Transaction Documents and on the Good Standing Certificates and the Opinion Certificates. It is understood that you have consented to the scope of our examination.

We also made such examination of the laws of the State of Oklahoma and the federal law of the United States of America as we deemed relevant for the purpose of expressing our opinions.

We have assumed (a) the legal capacity of all natural persons executing the Transaction Documents and such other agreements, certificates and documents, (b) the genuineness of all signatures thereon, (c) the authority of all persons signing the Transaction Documents and such other agreements, certificates and documents on behalf of the parties thereto, other than officers and other representatives of the Oklahoma Guarantors, (d) the authenticity of all documents submitted to us as originals, and (e) the conformity to the original of all copies submitted to us as electronic copies, telecopies, photocopies or conformed copies.

Based upon the foregoing and subject to the additional qualifications, limitations and exceptions hereinafter set forth, we are of the opinion that:

1. Each of the Oklahoma Guarantors has been duly incorporated or formed, as the case may be, and is a validly existing corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the State of Oklahoma.

2. Each of the Oklahoma Guarantors has the corporate, limited liability company or limited partnership power and authority, as the case may be, to own, lease and operate its respective properties and conduct its business as described in the Pricing Disclosure Package and Final Offering Memorandum.

3. The Indenture has been duly authorized, executed and delivered by each of the Oklahoma Guarantors.

4. The Guarantees of the Oklahoma Guarantors have been duly authorized by each of the applicable Oklahoma Guarantors.

5. The Purchase Agreement has been duly authorized, executed and delivered by each of the Oklahoma Guarantors.

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6. No consent, approval, authorization or order of, or filing with, any Oklahoma governmental authority or agency having jurisdiction over the Oklahoma Guarantors or, to our knowledge, any Oklahoma court, is required to be obtained or made by the Oklahoma Guarantors for (i) the issuance of the Notes and the Exchange Securities (as defined in the Registration Rights Agreement) in accordance with the Indenture, (ii) the sale of the Notes by the Company to you pursuant to the Purchase Agreement, or (iii) the execution, delivery and performance by the Company and the Oklahoma Guarantors of their respective obligations under the Notes, the Exchange Securities, the Registration Rights Agreement, the Indenture (including the Guarantees), the Officers’ Certificate, or the Purchase Agreement, except as may be required under the Oklahoma Securities Act and regulations promulgated thereunder in connection with the purchase and distribution by you of the Notes and the Exchange Notes.

7. The issuance of the Notes and the Exchange Notes in accordance with the Indenture, the issuance of the Guarantees by the Oklahoma Guarantors and the sale of the Notes by the Company to you pursuant to the Purchase Agreement do not, and the authorization, execution and delivery of, and the performance by, the Company and each of the Oklahoma Guarantors of their obligations under the Notes, the Exchange Notes, the Registration Rights Agreement, the Indenture, the Officers’ Certificate and the Purchase Agreement will not, (i) violate the Organic Documents of any of the Oklahoma Guarantors, or (ii) violate any applicable provisions of the Oklahoma General Corporation Act, the Oklahoma Limited Liability Company Act or the Oklahoma Revised Uniform Limited Partnership Act, as the case may be.

The foregoing opinions are subject to the following additional qualifications, limitations and exceptions:

A. We express no opinion herein concerning the laws of any jurisdiction other than the laws of the State of Oklahoma and the relevant federal law of the United States of America. We express no opinions regarding the ordinances, rules or regulations of any county, municipality or special political subdivision of the State of Oklahoma.

B. Our opinions in Paragraph 6 above insofar as they relate to laws, statutes, rules or regulations of the State of Oklahoma are based upon those laws, statutes, rules or regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents or entities engaged in the type of business engaged in by the Oklahoma Guarantors as described in the Transaction Documents.

C. This opinion is rendered as of the date hereof and based solely upon compilations of the applicable laws as were available to the public on the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

D. This opinion is limited to the matters expressly set forth herein, and no opinion is to be inferred or may be implied beyond the matters expressly stated herein.

E. The opinions expressed herein have been rendered at your request, are solely for the benefit of you, the Initial Purchasers and any Subsequent Purchasers who acquire Securities in accordance with the express provisions of the Purchase Agreement, may not be relied upon by you or any other Purchaser for any purpose, and may not be communicated or published by you

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to any other Person for any purpose or filed with any governmental authority without our prior written approval in each instance. At your request, we hereby consent to reliance hereon by any Purchaser of the Securities made in accordance with the express provisions of the Purchase Agreement, on the condition and understanding that (i) this letter speaks only as of the date hereof, and (ii) any such reliance by a future Purchaser must be actual and reasonable under the circumstances existing at the relevant time, including any changes in law, facts or any other developments known to or reasonably knowable by the Purchaser at such time.

Very truly yours,

CONNER & WINTERS, LLP

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Annex I

Oklahoma Guarantors

Name of Subsidiary	State of Incorporation or Formation	Type of Entity
Pardril, Inc.	Oklahoma	Corporation
Parker Aviation Inc.	Oklahoma	Corporation
Parker Drilling Company of Niger	Oklahoma	Corporation
Parker Drilling Company of Oklahoma, Incorporated	Oklahoma	Corporation
Parker Drilling Company of South America, Inc.	Oklahoma	Corporation
Parker Drilling Offshore USA, L.L.C.	Oklahoma	Limited liability company
Parker Technology, Inc.	Oklahoma	Corporation
Parker Tools, LLC	Oklahoma	Limited liability company
Parker USA Resources, LLC	Oklahoma	Limited liability company
PD Management Resources, L.P.	Oklahoma	Limited partnership
Quail Tools, L.P.	Oklahoma	Limited partnership
Quail USA, LLC	Oklahoma	Limited liability company

EXHIBIT D

April [—], 2012

Barclays Capital Inc.

As representative of the several Initial Purchasers named in Schedule I hereto

745 Seventh Avenue

New York, NY 10019

Re:	Anachoreta, Inc.
Parker Drilling Company North America, Inc.
Parker Drilling Management Services, Inc. Parker Drilling Offshore Corporation
Parker North America Operations, Inc.
Parker-VSE, Inc.
9 1/8% Senior Notes due 2018

Ladies and Gentlemen:

We have acted as special Nevada counsel to Parker Drilling Company, a Delaware corporation (the “Company”), and in such capacity have advised the Company and the subsidiaries of the Company listed above (the “Nevada Guarantors”) in connection with the purchase today by you pursuant to the Purchase Agreement, dated as of April [—], 2012 (the “Purchase Agreement”), among the Company, the Nevada Guarantors, the subsidiaries of the Company listed on Schedule II hereto (together with the Nevada Guarantors, the “Guarantors”) and you, as representative of the several initial purchasers named therein (the “Initial Purchasers”), of $[—] aggregate principal amount of the Company’s 9 1/8% Senior Notes due 2018 (the “Notes”), guaranteed as to payment of principal, premium, if any, and interest by the Guarantors (the “Guarantees”). The Notes are issued pursuant to an Indenture dated as of March 22, 2010 (the “Indenture”) among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), relating to the Notes and the Guarantees, and certain terms of the Notes were established pursuant to an Officers’ Certificate of the Company, dated as of April [—], 2012, pursuant to, and in accordance with, Section 2.01 of the Indenture (the “Officers’ Certificate”). We have been requested by the Company to furnish this opinion to you pursuant to Section 5(c) of the Purchase Agreement.

In connection with the opinion set forth below, we have examined copies of (i) the preliminary offering memorandum, dated April [—], 2012 (the “Preliminary Offering Memorandum”), (ii) the pricing supplement dated April [—], 2012 (the “Pricing Supplement” and together with the Pre-liminary

Offering Memorandum, the “Pricing Disclosure Package”), (iii) the Final Offering Memorandum, dated April [—], 2012 (the “Final Offering Memorandum”), (iv) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (other than information that is furnished rather than filed in accordance with Securities and Exchange Commission rules) as filed under the Securities Exchange Act of 1934, as amended and incorporated by reference into the Pricing Disclosure Package and Final Offering Memorandum; (v) the Purchase Agreement; (vi) the Indenture; (vii) the Officers’ Certificate; (viii) the Registration Rights Agreement, dated as of April [—], 2012 (the “Registration Rights Agreement”), among the Company, the Guarantors and you; (ix) the charter, bylaws or other constitutive documents of each of the Nevada Guarantors, each as amended to the date hereof; and (x) certain resolutions of the Board of Directors of each of the Nevada Guarantors. We also have made such investigations of law and examined originals or copies of such other documents and records as we have deemed necessary and relevant as a basis for the opinion hereinafter expressed. With your approval, we have relied as to certain matters of fact exclusively on information obtained from public officials, officers of the Company, and officers of the Nevada Guarantors. We have performed no other investigation, inquiry, or due diligence, and no inference as to our knowledge of the existence or absence of such facts may be drawn from our representation in this matter. In the course of the foregoing investigations and examinations, we assumed (i) the genuineness of all signatures on, and the authenticity of, all documents and records submitted to us as originals and the conformity to original documents and records of all documents and records submitted to us as copies; (ii) the truthfulness of all statements of fact set forth in the documents and records examined by us; (iii) the due authorization, execution and delivery by the parties thereto (other than the Nevada Guarantors) of all documents and instruments examined by us; and (iv) that, to the extent such documents and instruments purport to constitute agreements of such parties, they constitute valid, binding and enforceable obligations of such parties.

Based on the foregoing and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.	Each of the Nevada Guarantors has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Nevada; and each of the Nevada Guarantors has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum.

2.	The Indenture has been duly authorized, executed and delivered by each of the Nevada Guarantors.

3.	The Guarantees and the guarantees of the Exchange Securities (as defined in the Registration Rights Agreement) have been duly authorized by each of the Nevada Guarantors.

4.	The Purchase Agreement has been duly authorized, executed and delivered by each of the Nevada Guarantors.

5.	The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Nevada Guarantors.

6.	No consent, approval, authorization or order of, or filing with, any Nevada governmental authority or agency having jurisdiction over the Nevada Guarantors or, to my knowledge after due inquiry, any Nevada court, is required to be obtained or made and has not been obtained or made by the Nevada Guarantors for the issuance of the Guarantees in accordance with the Indenture or the execution, delivery and performance by the Nevada Guarantors of their obligations under the Notes, the Exchange Securities (as defined in the Registration Rights Agreement), the Indenture (including the Guarantees), the Officers’ Certificate, the Registration Rights Agreement or the Purchase Agreement, except as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Notes by you.

7.	The issuance of the Guarantees by the Nevada Guarantors does not, and the authorization, execution and delivery of, and the performance by, each of the Nevada Guarantors of their obligations under the Notes, the Exchange Securities, the Indenture, the Officers’ Certificate, the Registration Rights Agreement and the Purchase Agreement will not, (i) violate the Articles of Incorporation or Bylaws, each as amended to the date hereof, of any of the Nevada Guarantors; or (ii) violate any applicable provisions of the General Corporation Law or limited liability law of the State of Nevada.

The foregoing opinion is, with your approval, based on and is limited to the General Corporation Law of the State of Nevada and the relevant Federal law of the United States of America. We express no opinion with respect to the state securities or blue sky laws of any jurisdiction or with respect to the law of any other jurisdiction. We also express no opinion with respect to the anti-fraud provisions of the federal securities laws.

This opinion is solely for the Initial Purchasers’ benefit, as the Initial Purchasers of the Notes, pursuant to Section 5(c) of the Purchase Agreement, and may not be used or relied upon by the Initial Purchasers in any other capacity or for any other purpose and may not be used or relied upon for any purpose by any other person or entity without my express prior written authorization. Except for the use permitted herein, this opinion may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without my express prior written authorization.

The opinion expressed herein is not an opinion with respect to matters of fact or a guarantee and should not be construed or relied upon as such. The opinion expressed herein is as of the date hereof, and we expressly disclaim any responsibility to update my opinion after the date hereof. This opinion is strictly limited to the matters stated herein, and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

Very truly yours,

Greenberg Traurig, LLP

Schedule I

Barclays Capital Inc.

RBS Securities Inc.

Wells Fargo Securities, LLC.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Natixis Securities Americas LLC

Schedule II

1. Pardril, Inc.

2. Parker Aviation Inc.

3. Parker Drilling Arctic Operating, Inc.

4. Parker Drilling Company of Niger

5. Parker Drilling Company of Oklahoma, Incorporated

6. Parker Drilling Company of South America, Inc.

7. Parker Drilling Offshore USA, L.L.C.

8. Parker Technology, Inc.

9. Parker Technology, L.L.C.

10. Parker Tools, LLC

11. Parker USA Resources, LLC

12. PD Management Resources, L.P.

13. Quail Tools, L.P.

14. Quail USA, LLC

ANNEX I

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”